Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Trustees of
Pacific Capital Funds:
We consent to the use of our report dated September 25, 2009 for Pacific Capital Funds, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings Information”, “Independent Registered Public Accounting Firm and Counsel” and “Financial Information” in the Statement of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
November 24, 2009